Exhibit 24.1
POWER OF ATTORNEY
      Know all by these presents that the undersigned hereby
constitutes and appoints each of Scott Darling, Molly Johnson, Jenny Ho, and Kim Merritt, signing individually, theundersigneds true and lawful attorneys-in fact and agents to:

(1)    execute for and on behalf of the undersigned, in the
undersigneds capacity as an officer, director and/or
more than 10% stockholder of Stitch Fix, Inc. (the
Company), Forms 3, 4, and 5 in accordance with
Section 16(a) of the Securities Exchange Act of 1934
and the rules thereunder;

(2)    do and perform any and all acts for and on behalf of
the undersigned which may be necessary or desirable to
complete and execute any such Form 3, 4, or 5,
complete and execute any amendment or amendments
thereto, and timely file such form with the SEC and
any stock exchange or similar authority; and

(3)    take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of
such attorney-in-fact, may be of benefit to, in the
best interest of, or legally required by, the
undersigned, it being understood that the documents
executed by such attorney-in-fact on behalf of the
undersigned pursuant to this Power of Attorney shall be
in such form and shall contain such terms and
conditions as such attorney-in-fact may approve in such
attorney-in-facts discretion.

    The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-facts substitute or
substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.
The undersigned acknowledges that the foregoing
attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigneds responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.

      This Power of Attorney shall remain in full force and
effect until the earliest to occur of (a) the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigneds holdings of and transactions in securities issued by the Company, (b) revocation by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact or (c) as to any attorney-in-fact individually, until such attorney-in-
fact is no longer employed by the Company.

      IN WITNESS WHEREOF, the undersigned has caused this Power of
Attorney to be executed as of this 8th day of March.

By: /s/ Sachin Dhawan

Name:   Sachin Dhawan